American Financial Group, Inc. Announces Preliminary Estimate
of Long-Term Care Charge Driven By Continued
Low Interest Rate Environment

Cincinnati, Ohio – December 13, 2012 – American Financial Group, Inc. (NYSE/NASDAQ: AFG) today released preliminary results of its periodic review of its closed block of long-term care insurance, including the impact of the previously announced external actuarial study. Preliminary results indicate the Company will be required to record an after-tax charge of $80 to $100 million ($0.88 to $1.09 per diluted common share) to write off deferred acquisition costs and strengthen reserves on this block of business. This charge is primarily due to lower projected future investment rates resulting from the continued low interest rate environment and assumes no material change in the interest rate environment between now and when full year 2012 results are announced. This charge will be excluded from core net operating earnings. As a result, AFG reaffirmed its previously announced 2012 core net operating earnings guidance of $3.10 to $3.30 per share.

The charge also reflects changes in claims, expense and persistency assumptions, including the impact of data from the external study, which supplemented the Company’s internal analysis of claim experience relative to broader industry trends. After the charge, the Company expects that its long-term care subsidiaries will continue to remain adequately capitalized and will not require a capital contribution from AFG.

Full year core net operating earnings will  include the results of the review (“unlocking”) of major actuarial assumptions, including investment rates, on the Company’s annuity business. Preliminary results indicate this review will result in an after-tax charge of less than $15 million ($0.16 per diluted common share), which is reflected in the earnings guidance above.

Final results of both the long-term care periodic review and the annuity DAC unlocking will be included in the announcement of full year 2012 results to be issued in January 2013.

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets in excess of $35 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the education, bank and individual markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. or abroad; performance of securities markets; AFG’s ability to estimate accurately the likelihood, magnitude and timing of any losses in connection with investments in the non-agency residential mortgage market; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio, the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; changes in persistency of in-force policies; availability of reinsurance and ability of reinsurers to pay their obligations; the unpredictability of possible future litigation if certain settlements of current litigation do not become effective; trends in persistency, mortality and morbidity; competitive pressures, including those in the annuity bank distribution channels and the ability to obtain adequate rates and policy terms; changes in AFG's credit ratings or the financial strength ratings assigned by major ratings agencies to our operating subsidiaries; and other factors identified in our filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:	Diane P. Weidner	Web Sites:
	Asst. Vice President - Investor Relations	www.AFGinc.com
	(513) 369-5713	www.GreatAmericanInsuranceGroup.com
www.GAFRI.com